UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities

On June 13, 2011, Array BioPharma Inc. (the “Company”) implemented a reduction in its workforce by approximately 70 employees. The employees being terminated were notified on June 13, 2011 and were primarily in discovery research and support positions. These reductions were primarily in discovery research and support positions, which will better balance the staffing between the discovery and development groups.  The Company continues to focus on the discovery and development of drugs to treat cancer and inflammatory diseases. The Company anticipates that the actions associated with the reductions will be completed during June 2011.

As a result of the reductions, the Company expects to record a one-time restructuring charge of approximately $3.5 million in the fourth quarter of fiscal 2011, which may increase later in the year, depending on potential facility-related charges and other write-downs that have not yet been finalized. The restructuring charge is associated with the payment of one-time termination benefits that the Company expects to pay out in cash during the fourth quarter of fiscal 2011 and first quarter of fiscal 2012. These termination benefits consist of a severance payment based on the affected employee’s length of service with the Company, a health benefit payment that the employee may use to pay the premiums required to continue health care coverage under COBRA and outplacement assistance. Payment of these termination benefits is contingent on the affected employee entering into a separation agreement with the Company containing a general release of claims against the Company.

The Company’s estimated restructuring charge is based on a number of assumptions. Actual results may differ materially and additional charges not currently expected may be incurred in connection with or as a result of the reductions.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected costs associated with the Company’s reduction in force, the expected timing of the payment of such costs and of the completion of actions relating to the reductions, and the Company’s goal of scaling back discovery research and development activities. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2010, and in other reports filed by the Company with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the impact of the workforce reduction on the Company’s business, unanticipated charges not currently contemplated that may occur as a result of the reduction in force, the Company’s ability to execute on its strategy and general business and economic conditions. The Company is providing this information as of June 13, 2011. The Company undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Item 9.01                                                    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Restructuring

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2011	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Restructuring